UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UPEXI, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

UPEXI, INC.

3030 N. Rocky Point Drive, Suite 420

Tampa, Florida 33607

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 24, 2026

Dear Shareholders:

We cordially invite you to attend the Special Meeting of Shareholders (the “Special Meeting”) of Upexi, Inc., a Delaware corporation (the “Company,” “Upexi,” “we,” “our,” or “us”), to be held on November 24, 2026 at 9:00 a.m. US Eastern Time. The Special Meeting will be held in-person only at Company’s office located at 3030 N Rocky Point Drive, Suite 420, Tampa, Florida 33607. Please see “Questions and Answers About These Proxy Materials and Voting” in the accompanying Proxy Statement for additional information regarding participation and voting.

The Special Meeting is being held for the following purposes:

1.

To approve, for purposes of Nasdaq Listing Rule 5635(a), the issuance and potential issuance of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), pursuant to the securities purchase agreements and secured convertible promissory notes dated July 16, 2025, including the shares previously issued upon a conversion of one of such notes, as more fully described in this Proxy Statement (the “July Note Proposal”);

2.

To approve, for purposes of Nasdaq Listing Rule 5635(a), the issuance and potential issuance of shares of Common Stock pursuant to the Securities Purchase Agreement and secured convertible promissory note dated January 9, 2026 between the Company and Hivemind Validation Master Fund, as more fully described in this Proxy Statement (the “January Note Proposal”);

3.

To approve an amendment to the Company’s Certificate of Incorporation to effect one or more reverse stock splits of our common stock over the course of the next year at a ratio ranging from 1:2 to 1:4, inclusive, as may be determined by our Board of Directors in its sole discretion, as more fully described in this Proxy Statement (the “Reverse Stock Split Proposal”); and

4.

To approve one or more adjournments or postponements of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are insufficient votes to approve either of the July Note Proposal or the January Note Proposal, or to establish a quorum (the “Adjournment Proposal”).

The record date for the determination of shareholders entitled to vote at the Special Meeting is September 25, 2026 (the “Record Date”). You are entitled to participate remotely in the Special Meeting if you were a holder of record of our Common Stock or Preferred Stock as of the close of business on the Record Date. Please note, if you plan to attend the Special Meeting in person, you will need to register in advance and receive an admission card to be admitted. Please follow the instructions on page 5 of the Proxy Statement. Please refer to the Q&A section below if you are a street name holder and would like to attend the Special Meeting. Record holders of shares may cast one vote for each share of our Common Stock and ten votes for each share of our Preferred Stock.

Your vote is important. We expect to mail a Notice of Internet Availability of Proxy Materials on or about October 15, 2026. The Notice will explain how to access the Proxy Statement and form of proxy card online, vote your shares, and request a paper or email copy of the proxy materials at no charge. Shareholders who have elected to receive paper copies will receive materials in accordance with their elections. If your shares are held through a broker or other nominee, follow the voting instructions it provides. Attending the Special Meeting alone will not revoke a previously submitted proxy. . If you sign a proxy card or appoint the Proxies by telephone or internet, you may later revoke your appointment or change your vote by following the instructions in the accompanying proxy statement or attend the Special Meeting and vote the shares you hold of record on the meeting website. Attending the Special Meeting alone will not revoke a proxy card. If your shares are held in “street name” by a broker or other nominee, the record holder of your shares must vote them for you, so you should follow your broker’s or nominee’s directions and give it instructions as to how you want it to vote your shares. We would appreciate receiving your proxy by November 23, 2026.

By Order of the Board of Directors,

/s/ Allan Marshall

Allan Marshall

Chief Executive Officer

Tampa, Florida

October ___, 2026

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

UPEXI, INC.

3030 N. Rocky Point Drive, #420, Tampa, Florida, 33607

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AT 9:00 A.M. EASTERN TIME ON NOVEMBER 24, 2026

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Special Meeting of Shareholders (the “Special Meeting”) of Upexi, Inc., a Delaware corporation (the “Company”), and any postponements or adjournments thereof. The Special Meeting will be held on November 24, 2026.

The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on

November 24, 2026

We expect to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders on or about October 15, 2026. We are furnishing our proxy materials through the Internet under the SEC’s notice-and-access rules. Except for shareholders who have elected to receive paper copies, we will not mail a printed Proxy Statement or proxy card with the initial Notice.

The Notice explains how to access this Proxy Statement and the form of proxy card at www.proxyvote.com, how to vote, and how to request a paper or email copy of the proxy materials at no charge. The materials will be available at that website no later than the date we first send the Notice and will remain available through the conclusion of the Special Meeting.

Additionally, you can find a copy of our Proxy Statement and form of proxy card, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “All SEC Filings” section of the “Investor Relations” section of our website at www.upexi.com. You may also obtain additional printed copy of this Proxy Statement, free of charge, from us by sending a written request to: Corporate Secretary, Upexi, Inc., 3030 N Rocky Point Dr., Ste. 420, Tampa, Florida 33607.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who can vote at the Special Meeting?

You can vote at the Special Meeting if, as of the close of business on September 25, 2026, the record date, you were a holder of record of the Company’s Common Stock or Preferred Stock. As of the record date, there were issued and outstanding 88,178,457 shares of Common Stock, each of which is entitled to one vote on each matter to come before the Special Meeting, and 150,000 shares of Preferred Stock, each of which is entitled to ten votes on each matter to come before the Special Meeting.

How many shares must be present to conduct business at the Special Meeting?

A quorum is necessary to hold a valid meeting of shareholders. Under the Company’s Bylaws, for each of the proposals to be presented at the Special Meeting, the holders of 33 1/3% of the issued and outstanding shares entitled to vote at such meeting must be present. As such, holders of our outstanding Common Stock and Preferred Stock as of September 25, 2026, the record date, representing 29,892,819 votes must be present at the Special Meeting, in person or by proxy. If you vote, including by internet, or mailing the proxy card, your shares voted will be counted towards the quorum for the Special Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

How do I vote?

Registered Shareholders. If you are a registered shareholder (i.e., you hold your shares in your own name through our transfer agent, VStock Transfer, LLC), you may vote by proxy via the internet, or by mail by following the instructions provided on the proxy card. Shareholders of record who attend the Special Meeting may vote in person by obtaining a ballot from the inspector of elections.

Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the Special Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares.

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Will my shares be voted if I do not provide voting instructions?

Brokers, banks, or other nominees that hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is considered “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” These shares will be counted towards determining whether a quorum is present but will not be considered entitled to vote on the “non-routine” proposals.

The approvals of Proposal 1 and Proposal 2 are generally considered to be “non-routine” matters and brokers, banks, or other nominees are not permitted to vote on these matters if the broker, bank, or other nominee has not received instructions from the beneficial owner.

Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the July Note Proposal, the January Note Proposal, the Reverse Stock Split Proposal, and the Adjournment Proposal.

Can I change my vote after I have voted?

Yes, you may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may change your vote by voting again on a later date on the internet (only your latest internet proxy submitted prior to the Special Meeting will be counted), signing and returning a new proxy card with a later date, or attending and voting at the Special Meeting. However, your attendance at the Special Meeting will not automatically revoke any prior proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked.

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What is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before 11:59 p.m. EDT on November 23 2026. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

What vote is required to approve the proposals at the Special Meeting?

•	Proposal 1: July Note Proposal.

Approval of the July Note Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the proposal. The July Note Proposal is considered a “non-routine” matter, and brokers may not vote shares on the proposal without instructions from the beneficial owner.

•	Proposal 2: January Note Proposal.

 Approval of the January Note Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the proposal. The January Note Proposal is considered a “non-routine” matter, and brokers may not vote shares on the proposal without instructions from the beneficial owner.

•	Proposal 3: Reverse Stock Split Proposal.

 Approval of the Reverse Stock Split Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions will not be counted as votes cast and therefore will have no effect on the outcome of the proposal. We expect the Reverse Stock Split Proposal to be considered a “routine” matter under applicable rules and, accordingly, brokers are expected to have discretionary authority to vote shares on the proposal without instructions from the beneficial owner. Broker non-votes are therefore not expected to occur with respect to this proposal; however, any broker non-votes will have no effect on the outcome of the proposal.

•	Proposal 4: Adjournment Proposal.

Pursuant to our bylaws approval of the Adjournment Proposal requires only the approval of the Chairman of the Meeting; no stockholder vote is required. Accordingly, if a quorum is not present at the special meeting, or if there are insufficient votes at the time of the special meeting to approve one or more proposals presented at the special meeting, the Chairman may adjourn the special meeting to a later date or dates to permit further solicitation of proxies. However, if we require approval of the Adjournment Proposal, it would require the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal by stockholders entitled to vote thereon. Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of the proposal.

In general, other business properly brought before the Special Meeting requires the affirmative vote of shares of Common Stock and Preferred Stock, voting as a single class, representing a majority of votes cast on such matter at the Special Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares ”FOR” the July Note Proposal, the January Note Proposal, the Reverse Stock Split Proposal, and the Adjournment Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

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Where can I find the results of the voting?

We intend to announce preliminary voting results at the Special Meeting and will publish final results through a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Special Meeting. The Current Report on Form 8-K will be available on the SEC website, www.sec.gov.

Do I need a ticket to attend the Special Meeting?

Yes, you will need an admission card to enter the Special Meeting. You may request tickets by providing the name under which you hold shares of record or, if your shares are held in the name of a bank, broker or other holder of record, the evidence of your beneficial ownership of the shares, the number of tickets you are requesting and your contact information. You can submit your request in the following ways:

by sending an e-mail to andrew@upexi.com; or

by calling us at (702) 332-5591.

Shareholders also must present a form of personal photo identification in order to be admitted to the Special Meeting.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of Common Stock and Preferred Stock held of record by them.

BACKGROUND AND DESCRIPTION OF THE NOTE TRANSACTIONS

Nasdaq Staff Determination and the Company’s Remediation Plan

On June 24, 2026, Nasdaq Staff notified the Company that it had determined that the Company’s issuance of secured convertible notes in July 2025 and January 2026 each independently violated Nasdaq Listing Rule 5635(a). Rule 5635(a) generally requires prior shareholder approval when securities are issued in connection with the acquisition of the stock or assets of another company and the present or potential issuance meets or exceeds specified 20% thresholds based on pre-transaction shares or voting power.

Therefore, following Nasdaq Staff’s formal determination, the Board concluded that obtaining shareholder approval for the issuance of shares underlying the Notes is the most direct and appropriate means of resolving Nasdaq Staff’s concerns and protecting the Company’s continued listing.

Accordingly, the Company is therefore submitting the July Note Proposal and the January Note Proposal without admitting a violation, waiving any substantive position, or conceding that shareholder approval was required when the Note Transactions were entered into.

The July 2025 Note Transactions

On July 16, 2025, the Company entered into separate securities purchase agreements with four investors and issued secured convertible promissory notes in exchange for locked and liquid SOL having an aggregate original principal amount of $151,169,169 (collectively, the “July Notes”). The July Notes mature two years after closing, bear interest at 2% per annum payable quarterly in cash, may not be prepaid by the Company, and are convertible into Common Stock at a fixed conversion price of $4.25 per share, subject to the terms of the applicable note, including a 9.99% beneficial ownership limitation and customary adjustments.

The July investors were independent counterparties that entered into separate purchase agreements, received separate notes and transferred their own property to the Company.

The July Notes are secured under a security agreement that grants a first-priority lien on the Company’s digital asset account and specified related assets. The Company also entered into a registration rights agreement relating to the shares issuable upon conversion of the July Notes.

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In July 2025, Arrington XRP Capital Fund, LP exercised a contractual right to convert a limited portion of its July Note. The Company issued 276,238 shares of Common Stock in connection with that conversion, reducing $1,173,046 of outstanding principal and satisfying $964 of accrued interest. The converted principal represented less than 0.8% of the aggregate original principal amount of the July Notes. As of August 7, 2026, those shares were the only shares that the Company had issued upon conversion of the July Notes.

The January 2026 Note Transaction

On January 9, 2026, the Company entered into a Securities Purchase Agreement with Hivemind Validation Master Fund (“Hivemind”) and issued to Hivemind a secured convertible promissory note in the original principal amount of $35,961,975 (the “January Note”) in exchange for the transfer and contribution of 265,500 units of locked SOL. The January Note is convertible, in whole or in part, into Common Stock at a fixed conversion price of $2.39 per share, subject to customary adjustments, ownership limitations and other conditions set forth in the January Note. The Company also entered into a security agreement granting Hivemind a first-priority security interest in the contributed digital assets and related collateral.

On June 21, 2026, the Company entered into a separate securities purchase agreement with the holder of the January Note pursuant to which the Company issued 5,250,000 shares of Common Stock and pre-funded warrants to purchase up to 6,992,300 additional shares of Common Stock. The aggregate purchase price of $19,542,635 was paid through the retirement and cancellation of an equal amount of principal under the January Note, reducing its outstanding principal balance from $35,961,975 to $16,419,340. The January Note otherwise remained in effect, including its existing $2.39 conversion price. The June 21, 2026 transaction did not involve the transfer of additional SOL or other assets to the Company and is not itself being submitted for approval under the January Note Proposal.

Effect of the Shareholder Votes

Approval of the July Note Proposal or the January Note Proposal will not, by itself, cause any noteholder to convert a Note, amend the conversion price, alter the maturity date or otherwise change the contractual terms of the applicable Note. Rather, approval is being sought for Nasdaq compliance purposes so that the Company may issue shares upon future conversions in accordance with the Notes, subject to their terms and any other applicable law or Nasdaq requirement.

The Company is not relying on the Special Meeting as retroactive satisfaction of a prior-approval requirement with respect to any completed issuance. The previously issued Arrington conversion shares are included in the description and scope of the July Note Proposal as part of the transaction being presented to shareholders, while the Company has requested Nasdaq Staff guidance concerning their treatment for remediation purposes.

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 PROPOSAL 1

THE JULY NOTE PROPOSAL

General

We are asking our shareholders to approve, for purposes of Nasdaq Listing Rule 5635(a), the issuance and potential issuance of all shares of Common Stock issued or issuable pursuant to the separate securities purchase agreements and secured convertible promissory notes dated July 16, 2025, including the 276,238 shares previously issued upon the limited Arrington conversion described above. The July Notes had an aggregate original principal amount of $151,169,169 and a fixed conversion price of $4.25 per share, subject to the terms of the Notes.

Based on the outstanding principal balances and other applicable terms as of September 25, 2026, the Company estimates that up to 35,293,205 additional shares of Common Stock may be issuable upon conversion of the July Notes. The definitive Proxy Statement will update this amount through the latest practicable date before filing. The number of shares actually issued may be lower and will depend on the extent and timing of conversions, adjustments under the Notes and applicable beneficial ownership limitations.

Reasons for Requesting Shareholder Approval

Nasdaq Listing Rule 5635(a) generally requires prior shareholder approval when, in connection with the acquisition of the stock or assets of another company, the present or potential issuance of common stock or securities convertible into or exercisable for common stock equals or exceeds 20% of the common stock or voting power outstanding before the issuance. Nasdaq Staff has determined that the July 2025 transactions independently implicated Rule 5635(a) and that the Company was not in compliance because prior shareholder approval had not been obtained.

Potential Effects of Approval

If Proposal 1 is approved and Nasdaq Staff accepts the approval as satisfactory remediation, the Company expects to be permitted, for Nasdaq Rule 5635(a) purposes and subject to the terms of the July Notes and other applicable requirements, to issue Common Stock upon conversion of the July Notes without regard to the 20% limitation that gave rise to Nasdaq Staff’s determination. Any such issuance would dilute the voting power and economic interests of existing shareholders. A substantial increase in the number of shares available for public sale could also place downward pressure on the market price of our Common Stock or increase price volatility. Approval of Proposal 1 does not itself require or cause any conversion.

Potential Effects of Non-Approval

If Proposal 1 is not approved, the Company expects that it would not issue additional conversion shares under the July Notes to the extent such issuance would be inconsistent with Nasdaq’s shareholder-approval requirements. The Company would continue to consult with Nasdaq Staff regarding remediation and could seek a later shareholder vote or evaluate amendments, conversion limitations, exchanges, retirements, repayments, cancellations or other restructurings of the affected July Notes, in each case subject to applicable contractual rights and noteholder consent. Failure to obtain satisfactory remediation could adversely affect the Company’s ability to maintain compliance with Nasdaq listing requirements and could cause the Company to incur additional costs and management distraction.

Additional Information

The material terms of the July Note Transactions are described in the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2025. The forms of secured convertible promissory note, securities purchase agreement, security agreement and registration rights agreement were filed as Exhibits 4.1, 10.1, 10.2 and 10.4, respectively, to that Form 8-K, and the placement agency agreement was incorporated by reference as Exhibit 10.3. Shareholders are urged to read those documents in their entirety.

Required Vote; Board Recommendation

Approval of the July Note Proposal requires the affirmative vote of a majority of the total votes cast on the proposal by shares entitled to vote on Proposal 1. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome, although they will be counted for purposes of determining a quorum. Shares that Nasdaq requires to be excluded from voting on Proposal 1 will not be counted as entitled to vote on the proposal. The definitive Proxy Statement will identify the applicable voting exclusions after consultation with Nasdaq Staff.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE JULY NOTE PROPOSAL.

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 PROPOSAL 2

THE JANUARY NOTE PROPOSAL

General

We are asking our shareholders to approve, for purposes of Nasdaq Listing Rule 5635(a), the issuance and potential issuance of all shares of Common Stock issuable pursuant to the Securities Purchase Agreement and secured convertible promissory note dated January 9, 2026 between the Company and Hivemind Validation Master Fund. The January Note had an original principal amount of $35,961,975 and a fixed conversion price of $2.39 per share, subject to customary adjustments, ownership limitations and other conditions under the January Note.

Following the June 21, 2026 retirement and cancellation of $19,542,635 of principal, the outstanding principal balance of the January Note was $16,419,340. Based solely on that principal balance and the $2.39 conversion price, approximately 6.87 million shares of Common Stock would be issuable upon conversion of the remaining principal, before giving effect to any subsequent changes, adjustments, fractional-share treatment or other terms of the January Note. The definitive Proxy Statement will state the current amount issuable as of the latest practicable date before filing.

Reasons for Requesting Shareholder Approval

Nasdaq Staff has determined that the January 2026 transaction independently implicated Nasdaq Listing Rule 5635(a) and that the Company was not in compliance because prior shareholder approval had not been obtained.

The Board believes that seeking shareholder approval is the most direct means of addressing Nasdaq Staff’s concerns and protecting the Company’s continued Nasdaq listing. Approval of this proposal is being sought as part of the Company’s remediation plan and does not constitute an admission or waiver of the Company’s positions.

Potential Effects of Approval

If Proposal 2 is approved and Nasdaq Staff accepts the approval as satisfactory remediation, the Company expects to be permitted, for Nasdaq Rule 5635(a) purposes and subject to the terms of the January Note and other applicable requirements, to issue Common Stock upon conversion of the January Note without regard to the 20% limitation that gave rise to Nasdaq Staff’s determination. Any such issuance would dilute the voting power and economic interests of existing shareholders and could place downward pressure on the market price of our Common Stock or increase price volatility. Approval of Proposal 2 does not itself require or cause a conversion of the January Note.

Potential Effects of Non-Approval

If Proposal 2 is not approved, the Company expects that it would not issue additional conversion shares under the January Note to the extent such issuance would be inconsistent with Nasdaq’s shareholder-approval requirements. The Company would continue to consult with Nasdaq Staff regarding remediation and could seek a later shareholder vote or evaluate amendments, conversion limitations, exchanges, retirements, repayments, cancellations or other restructurings of the January Note, subject to the holder’s contractual rights and consent. Failure to obtain satisfactory remediation could adversely affect the Company’s ability to maintain compliance with Nasdaq listing requirements and could cause the Company to incur additional costs and management distraction.

Additional Information

The material terms of the January Note Transaction are described in the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2026. The secured convertible promissory note, Securities Purchase Agreement and security agreement were filed as Exhibits 4.1, 10.1 and 10.2, respectively, to that Form 8-K. The June 21, 2026 transaction that reduced the principal balance of the January Note is described in the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2026. Shareholders are urged to read those documents in their entirety.

Required Vote; Board Recommendation

Approval of the January Note Proposal requires the affirmative vote of a majority of the total votes cast on the proposal by shares entitled to vote on Proposal 2. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome, although they will be counted for purposes of determining a quorum. Shares that Nasdaq requires to be excluded from voting on Proposal 2 will not be counted as entitled to vote on the proposal. The definitive Proxy Statement will identify the applicable voting exclusions after consultation with Nasdaq Staff.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE JANUARY NOTE PROPOSAL.

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PROPOSAL 3

APPROVAL OF THE REVERSE STOCK SPLIT

General

Our Board of Directors (the “Board”) has approved, and is recommending that our stockholders approve, an amendment to our Certificate of Incorporation, to effect one or more reverse stock splits of our Common Stock over the course of the next year at a reverse stock split ratio ranging from 1:2 to 1:4, inclusive, as may be determined at the appropriate time by our Board in its sole discretion (the “Reverse Stock Split”). This means that our Board will be able to decide whether and when to effect the Reverse Stock Split without further action from the stockholders.

Approval of this Proposal will authorize the Board, in its discretion, to file an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split at any time prior to November 24, 2027.

Notwithstanding stockholder approval, the Board may determine not to proceed with, and may abandon, the Reverse Stock Split at any time prior to the effectiveness of the amendment without further action by the stockholders.

Reasons for the Reverse Stock Split

On July 30, 2026, the Company received a notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share.

The primary purpose of the Reverse Stock Split is to increase the per-share trading price of our Common Stock and thereby assist the Company in regaining or maintaining compliance with Nasdaq’s minimum bid price requirement. The Board believes that maintaining the listing of our Common Stock on Nasdaq is in the best interests of the Company and its stockholders.

The Board also believes that a higher trading price may make the Common Stock more attractive to a broader range of institutional and other investors and may reduce certain transaction costs associated with trading in the Common Stock. There can be no assurance, however, that the Reverse Stock Split will result in a proportionate increase in the market price of the Common Stock, that any increase in the market price will be sustained, or that the Reverse Stock Split will enable the Company to regain or maintain compliance with Nasdaq’s continued listing requirements.

The Company previously effected a one-for-twenty reverse stock split effective October 3, 2024.

Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of us and our stockholders. The Company will file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split at a ratio within the range of 1:2 to 1:4, as determined by the Board in its sole discretion.

Effect of the Reverse Stock Split on Outstanding Common Stock

At the effective time of the Reverse Stock Split, each three (3) shares of Common Stock issued and outstanding immediately prior to the effective time will automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any action by the stockholders.

The Reverse Stock Split will not change the par value of the Common Stock, which will remain $0.00001 per share.

The Reverse Stock Split also will not change the number of shares of Common Stock the Company is authorized to issue under its Certificate of Incorporation. Accordingly, the Company will remain authorized to issue 1,000,000,000 shares of Common Stock. As a result, the number of authorized but unissued shares of Common Stock available for future issuance will increase substantially relative to the number of shares outstanding following the Reverse Stock Split.

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The Board will continue to have authority, subject to applicable law, Nasdaq rules and any applicable stockholder-approval requirements, to issue authorized but unissued shares of Common Stock for corporate purposes, including financings, acquisitions, strategic transactions, equity compensation and other purposes. The availability of additional authorized but unissued shares could have a dilutive effect on existing stockholders if such shares are issued in the future and could, under certain circumstances, have an anti-takeover effect. The Reverse Stock Split is not being proposed in response to any known effort to obtain control of the Company.

Criteria to be Used for Determining Whether to Implement One or More Reverse Stock Splits

This proposal gives our Board the discretion to select one or more reverse stock split ratios over the course of the next year from within a range between and including 1:2 and 1:4 on a date or dates selected by the Board based on its then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:

●	the historical trading price and trading volume of our Common Stock;
●	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;
●	the continued listing requirements for our Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) or other applicable exchanges, if then applicable;
●	the number of shares of Common Stock outstanding; and
●	which Reverse Stock Split ratio would result in the least administrative cost to us; and
●	the historical trading price and trading volume of our Common Stock.

Effect on Outstanding Equity Awards, Warrants and Convertible Securities

If the Reverse Stock Split is effected, proportionate adjustments will be made, to the extent required by the applicable terms, to the number of shares of Common Stock issuable upon exercise, conversion or settlement of outstanding stock options, restricted stock units, warrants, convertible notes and other securities or rights exercisable for or convertible into Common Stock, and corresponding adjustments will be made to applicable exercise or conversion prices.

Such adjustments will include, to the extent required under their respective terms, adjustments to the secured convertible notes described in Proposals 1 and 2 of this Proxy Statement.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will instead have such fractional share rounded up to the nearest whole share.

Effect on Voting Rights and Ownership

Except for adjustments resulting from the treatment of fractional shares, the Reverse Stock Split will not change the relative voting power or proportionate ownership of our stockholders. Each share of Common Stock outstanding following the Reverse Stock Split will continue to entitle its holder to one vote per share on matters submitted to stockholders.

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Potential Risks of the Reverse Stock Split

The Board cannot predict the effect of the Reverse Stock Split on the market price of our Common Stock. Although the principal purpose of the Reverse Stock Split is to increase the per-share market price, the market price may not increase in proportion to the reduction in the number of outstanding shares and may decrease following the Reverse Stock Split. The total market capitalization of the Company could therefore decline.

The Reverse Stock Split may also reduce the liquidity of our Common Stock because fewer shares will be outstanding after the Reverse Stock Split. Stockholders holding relatively small numbers of shares may also hold fewer shares following the Reverse Stock Split and may experience increased transaction costs relative to the value of their holdings.

In addition, Nasdaq rules impose additional consequences on companies that fail the minimum bid price requirement after effecting a reverse stock split. In particular, under Nasdaq Listing Rule 5810(c)(3)(A)(iv), a company that again falls below the minimum bid price requirement within one year after effecting a reverse stock split is not eligible for the ordinary compliance period otherwise available under Nasdaq’s minimum bid price rules.

Board Discretion to Abandon the Reverse Stock Split

Even if the stockholders approve this Proposal, the Board reserves the right, in its sole discretion, to elect not to effect the Reverse Stock Split if the Board determines that the Reverse Stock Split is no longer necessary or is otherwise not in the best interests of the Company and its stockholders.

For example, the Board may determine not to implement the Reverse Stock Split if the market price of the Common Stock increases sufficiently for the Company to regain or maintain compliance with Nasdaq’s minimum bid price requirement without implementing the Reverse Stock Split.

Accordingly, approval of this Proposal will also constitute authorization for the Board to abandon the proposed amendment to the Certificate of Incorporation at any time prior to its effectiveness without further action by the stockholders.

Required Vote; Board of Directors Recommendation

Under the Delaware General Corporation Law and the Company’s Bylaws, approval of the Reverse Stock Split Proposal requires that the votes cast “FOR” the Proposal exceed the votes cast “AGAINST” the Proposal, assuming the applicable requirements of Section 242(d) of the Delaware General Corporation Law are satisfied.

Abstentions and broker non-votes, if any, will not be considered votes cast “FOR” or “AGAINST” the Proposal and therefore will have no effect on the outcome of the Proposal.

Upexi's bylaws provide that, except where law, the Certificate or the bylaws provide otherwise, corporate action is approved by a majority of votes cast affirmatively or negatively; the bylaws also establish a 33⅓% quorum. Delaware Section 242(d)(2) specifically permits a listed company to approve a reverse split where votes cast for the amendment exceed votes cast against it, subject to the statutory conditions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

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 PROPOSAL 4

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if approved, will authorize the persons named as proxies to vote in favor of one or more adjournments or postponements of the Special Meeting to a later date or dates if necessary or appropriate to permit further solicitation of proxies in favor of the July Note Proposal, the January Note Proposal, the Reverse Stock Split Proposal, or to establish a quorum. The Company’s remediation plan contemplates scheduling the Special Meeting sufficiently early to permit an adjournment and continued solicitation if either Note Proposal does not initially receive the required vote.

Approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against one of the Note Proposals have been received, the Special Meeting could be adjourned before a vote on that Note Proposal and the Company could continue to solicit shareholders to change their votes or submit additional proxies.

Required Vote; Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the total votes cast on the proposal by shares entitled to vote on Proposal 4. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome, although they will be counted for purposes of determining a quorum.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table will set forth, as of the Record Date, information regarding the beneficial ownership of our Common Stock and Preferred Stock by: (i) each person or group known by us to beneficially own more than 5% of a class of our voting securities; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group. The amounts below are placeholders and will be updated through the Record Date before filing the definitive Proxy Statement.

Beneficial ownership will be determined in accordance with Rule 13d-3 under the Exchange Act and will include shares over which a person has or shares voting or investment power and shares that the person has the right to acquire within 60 days of the Record Date. Unless otherwise indicated in the definitive Proxy Statement, the address for our directors and executive officers is c/o Upexi, Inc., 3030 N. Rocky Point Drive, Suite 420, Tampa, Florida 33607.

Executive Officers and Directors:

	Preferred Stock		Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)	Amount and Nature of Beneficial Ownership		Percentage of Class (2)
Allan Marshall	150,000	100.00%	5,185,149	(3)	5.62%
Andrew Norstrud	-	-%	749,138	(4)	* %
Brian Rudick	-	-%	993,422	(5)	1.12%
Gene Salkind	-	-%	920,370	(6)	1.04%
Thomas Williams	-	-%	150,000	(7)	* %
Lawrence Dugan	-	-%	171,389	(8)	* %
Directors and Executive Officers as a Group	150,000	100.00%	8,169,468		8.72%

_____________

*	Represents less than 1% of the number of shares of our common stock outstanding

(1)	150,000 shares of preferred stock can be converted into 138,889 shares of common stock, at the election of the holder.
(2)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 25, 2026. As of September 25, 2026, there were 88,178,457 shares of our company’s common stock issued and outstanding.

The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of September 25, 2026 through the exercise of any stock options or other right.

The percentages shown are based on the 88,178,457 shares of our common stock outstanding as of September 25, 2026. For purposes of computing the percentages of outstanding shares of common stock held by each person, any shares that the person has the right to acquire within 60 days after September 25, 2026 are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(3)

Represents (i) 1,171,260 shares of common stock, (ii) 138,889 shares issuable upon the conversion of preferred stock, (iii) 500,000 shares issuable upon the exercise of stock options that are exercisable within 60 days, and (iv) 3,375,000 shares issuable upon the vesting and settlement within 60 days of restricted stock units for which the holder may elect share settlement.

(4)	Represents (i) 59,138 shares of common stock and (ii) 690,000 shares issuable upon the vesting and settlement within 60 days of restricted stock units for which the holder may elect share settlement.

(5)

Represents (i) 538,597 shares of common stock, (ii) 400,000 shares issuable upon the vesting and settlement within 60 days of restricted stock units for which the holder may elect share settlement, and (iii) 54,825 shares issuable upon the exercise of warrants.

(6)

Represents (i) 760,370 shares of common stock, (ii) 60,000 shares issuable upon the exercise of stock options that are exercisable within 60 days, and (iii) 100,000 shares issuable upon the vesting and settlement within 60 days of restricted stock units for which the holder may elect share settlement.

(7)

Represents (i) 75,000 shares of common stock, (ii) 25,000 shares issuable upon the exercise of stock options that are exercisable within 60 days, and (iii) 50,000 shares issuable upon the vesting and settlement within 60 days of restricted stock units for which the holder may elect share settlement.

(8)

Represents (i) 96,389 shares of common stock, (ii) 25,000 shares issuable upon the exercise of stock options that are exercisable within 60 days, and (iii) 50,000 shares issuable upon the vesting and settlement within 60 days of restricted stock units for which the holder may elect share settlement.

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More than 5% Beneficial Owners:

	Preferred Stock		Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class	Amount and Nature of Beneficial Ownership		Percentage of Class
MMCAP International Inc. SPC / MM Asset Management Inc.	-	-%	9,532,777	(1)	9.99%
Hivemind Validation Master Fund	-	-%	9,201,557	(2)	9.99%
EBT Group Holdings LLC	-	-%	9,791,190	(3)	9.99%
Polar Asset Management Partners Inc.	-	-%	9,626,474	(4)	9.84%
5% Beneficial Owners as a Group	-	-%	38,151,998		32.13%

_____________

(1)

Represents (i) 2,326,777 shares of common stock and (ii) shares of common stock issuable upon conversion of a convertible note. The convertible note is subject to a 9.99% beneficial ownership limitation, which restricts the holder’s ability to convert the note to the extent that such conversion would result in the holder beneficially owning more than 9.99% of the Company’s outstanding common stock. Accordingly, the number of shares deemed beneficially owned reflects the maximum number of shares that may be converted within such limitation as of September 25, 2026. Lawrence Leonard, the Chief Technical Officer of Admiral Admiration Ltd., the Manager of MMCAP International Inc. SPC (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder and may be deemed to be the beneficial owner of such shares. Mr. Leonard, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of the Selling Securityholder is at c/o P.O. Box 32021 SMB, Admiral Financial Centre, 90 Fort Street, Grand Cayman, Cayman Islands KY1-1208.

(2)

Represents (i) 5,260,000 shares of common stock and (ii) shares of common stock issuable upon conversion of a convertible note and exercise of warrants. The convertible note and warrants are each subject to a 9.99% beneficial ownership limitation, which restricts the holder’s ability to convert the note or exercise the warrants to the extent that such conversion or exercise would result in the holder beneficially owning more than 9.99% of the Company’s outstanding common stock. Accordingly, the number of shares deemed beneficially owned reflects the maximum number of shares that may be issued upon conversion of the note and exercise of the warrants without exceeding the applicable limitations as of September 25, 2026. Hivemind Validation QOZ GP (“Hivemind GP”) is the General Partner of the Selling Stockholder. Hivemind Capital Partners, LLC (“HCP”) is the Investment Manager of the Selling Stockholder. HCP’s voting and investment decisions are made by an investment committee comprised of Yechuan Zhang, Jake Greenstein and Emmanuel Vallod (the “Investment Committee Members”). Each of Hivemind GP, HCP and the Investment Committee Members disclaim beneficial ownership of the securities held by the Selling Stockholder, except to the extent of pecuniary interest therein. The address of Hivemind Capital Partners is 22nd Floor, 875 Sixth Avenue, New York, NY 10001.

(3)

Represents (i) shares of common stock issuable upon conversion of a convertible note. The convertible note is subject to a 9.99% beneficial ownership limitation, which restricts the holder’s ability to convert the note to the extent that such conversion would result in the holder beneficially owning more than 9.99% of the Company’s outstanding common stock. Accordingly, the number of shares deemed beneficially owned reflects the maximum number of shares that may be converted within such limitation as of September 25, 2026. Eric Taylor, the Manager of EBT Group Holdings LLC (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Mr. Taylor may be deemed to be the beneficial owner of such shares. Mr. Taylor, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of the Selling Securityholders is at c/o 1575 North Park Drive, Weston, FL 33326.

(4)

Represents (i) shares of common stock issuable upon the exercise of warrants. The warrants are subject to a 9.99% beneficial ownership limitation, which restricts the holder’s ability to exercise the warrants to the extent that such exercise would result in the holder beneficially owning more than 9.99% of the Company’s outstanding common stock. The amount shown includes all shares issuable upon exercise of the warrants because exercise in full would not cause the holder to exceed the limitation. Andrew Ma, the Chief Compliance Officer of Polar Multi-Strategy Master Fund (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder and may be deemed to be the beneficial owner of such shares. Mr. Ma, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of the Selling Securityholder is at c/o 16 York Street, Suite 2900, Toronto, Ontario, Canada M5J 0E6.

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OTHER MATTERS

No business other than the matters described in the Notice of Special Meeting is expected to come before the Special Meeting. If any other matter requiring a vote of shareholders is properly presented, the persons named in the accompanying proxy will vote the shares represented by properly submitted proxies in accordance with their judgment and applicable law.

PROXY SOLICITATION AND COSTS

The Company will bear the cost of soliciting proxies for the Special Meeting, including preparing and making the proxy materials available online; preparing, printing and mailing the Notice; and providing paper or email copies of the proxy materials to shareholders who request them or have elected to receive them. The Company will provide the necessary materials and information to brokers, banks, fiduciaries and other nominees so they can furnish the Notice or proxy materials to beneficial owners. The Company will reimburse those intermediaries for their reasonable expenses in accordance with applicable rules.

The original solicitation of proxies by mail may be supplemented by solicitation by telephone, email or other means by directors, officers and employees of the Company. No additional compensation will be paid to those persons for these services. If the Company retains a proxy solicitation firm, the material terms of that engagement will be disclosed in the definitive Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files reports, proxy statements and other information with the SEC. These filings are available electronically through the SEC’s website at www.sec.gov. The Company’s SEC filings are also available through the “SEC Filings” section of its investor relations website at https://ir.upexi.com/sec-filings. Information contained on or accessible through the Company’s website is not incorporated by reference into, and does not constitute part of, this Proxy Statement unless expressly stated otherwise.

Respectfully submitted,
Dated: October __, 2026
/s/ Allan Marshall
Allan Marshall
Chief Executive Officer

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